                                                                     Exhibit 3.1


                              ARTICLES OF INCORPORATION

                                          OF

                              RENCO STEEL HOLDINGS, INC.


     The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

     FIRST:    The name of the Corporation shall be Renco Steel Holdings, Inc.

     SECOND:   The place in the State of Ohio where the principal office of the
Corporation will be located is Cleveland, in Cuyahoga County, Ohio.

     THIRD:    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, as now in effect or hereinafter amended.

     FOURTH:   The authorized number of shares of the Corporation is 850, all of which shall be common stock without par value.

     FIFTH:    Without derogation from any other power to purchase shares of the
Corporation, the Corporation by action of its directors may purchase outstanding shares of any class of the Corporation to the extent not prohibited by law.

     SIXTH:    No holder of shares of any class of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

     SEVENTH: Except as otherwise provided in these Articles of Incorporation or the Regulations of the Corporation as they may be amended from time to time, the holders of a majority of the Corporation's outstanding voting shares are authorized to take any action which, but for this Article SEVENTH, would require the vote or other action of the holders of more than a majority of such shares, of a particular class of such shares, or of each class of shares.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 20th day of January, 1998.

                                        /s/ David A. Zagore
                                        ----------------------------------------
                                        David A. Zagore, Sole Incorporator

                              RENCO STEEL HOLDINGS, INC.

                            ORIGINAL APPOINTMENT OF AGENT


     The undersigned, being the sole incorporator of Renco Steel Holdings, Inc. hereby appoints Andrew Service Corporation, a corporation having a business address in the State of Ohio, as its agent upon which any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of Andrew Service Corporation is 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304.


                                        RENCO STEEL HOLDINGS, INC.


                                        By:  /s/ David A. Zagore
                                           -------------------------------------
                                           David A. Zagore, Sole Incorporator




                              ACCEPTANCE OF APPOINTMENT

     The undersigned, Andrew Service Corporation, named herein as the statutory agent for Renco Steel Holdings, Inc., hereby acknowledges and accepts the appointment of statutory agent for the Corporation.


                                        ANDREW SERVICE CORPORATION


                                        By: /s/ David A. Zagore
                                           -------------------------------------
                                           Vice President